Exhibit 1




















                            AVERY DENNISON CORPORATION


                                       and


                     FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                   Rights Agent

                                 Rights Agreement

                           Dated as of October 23, 1997

                                TABLE OF CONTENTS


                                                                    Page


         Section 1.   Definitions.................................    1

         Section 2.   Appointment of Rights Agent.................    7

         Section 3.   Issue of Right Certificates.................    7

         Section 4.   Form of Right Certificates..................   10

         Section 5.   Countersignature and Registration...........   11

         Section 6.   Transfer, Split Up, Combination and
                        Exchange of Right Certificates;
                        Mutilated, Destroyed, Lost or Stolen
                        Right Certificates........................   12

         Section 7.   Exercise of Rights; Purchase Price;
                        Expiration Date of Rights.................   13

         Section 8.   Cancellation and Destruction of
                        Right Certificates........................   15

         Section 9.   Availability of Preferred Shares............   15

         Section 10.  Preferred Shares Record Date................   16

         Section 11.  Adjustment of Purchase Price, Number of
                        Shares or Number of Rights................   17

         Section 12.  Certificate of Adjusted Purchase Price
                        or Number of Shares.......................   27

         Section 13.  Consolidation, Merger or Sale or Transfer
                        of Assets or Earning Power................   28

         Section 14.  Fractional Rights and Fractional Shares.....   29

         Section 15.  Rights of Action............................   31

         Section 16.  Agreement of Right Holders..................   32

         Section 17.  Right Certificate Holder Not Deemed a
                        Stockholder...............................   32

         Section 18.  Concerning the Rights Agent.................   33







                                                                    Page


         Section 19.  Merger or Consolidation or Change of
                        Name of Rights Agent......................   34

         Section 20.  Duties of Rights Agent......................   35

         Section 21.  Change of Rights Agent......................   38

         Section 22.  Issuance of New Right Certificates..........   39

         Section 23.  Redemption..................................   39

         Section 24.  Exchange....................................   41

         Section 25.  Notice of Certain Events....................   43

         Section 26.  Notices.....................................   44

         Section 27.  Supplements and Amendments..................   45

         Section 28.  Successors..................................   46

         Section 29.  Benefits of this Agreement..................   46

         Section 30.  Severability................................   46

         Section 31.  Governing Law...............................   46

         Section 32.  Counterparts................................   46

         Section 33.  Descriptive Headings........................   47

         Signatures...............................................   48


         Exhibit A - Form of Certificate of Designations

         Exhibit B - Form of Right Certificate

         Exhibit C - Summary of Rights to Purchase Preferred Shares

















                   Agreement, dated as of October 23, 1997, between

         Avery Dennison Corporation, a Delaware corporation (the "Com-

         pany"), and First Chicago Trust Company of New York, a national banking association, as rights agent (the "Rights Agent").


                   The Board of Directors of the Company has authorized

         and declared a dividend of one preferred share purchase right

         (a "Right") for each Common Share (as hereinafter defined) of the Company outstanding on December 3, 1997 (the "Record

         Date"), each Right representing the right to purchase one

         one-hundredth of a Preferred Share (as hereinafter defined),

         upon the terms and subject to the conditions herein set forth,

         and has further authorized and directed the issuance of one

         Right with respect to each Common Share that shall become out-

         standing between the Record Date and the earliest of the Dis-

         tribution Date, the Redemption Date and the Final Expiration

         Date (as such terms are hereinafter defined).


                   Accordingly, in consideration of the premises and the

         mutual agreements herein set forth, the parties hereby agree as follows:


                   Section 1.  Definitions.  For purposes of this Agree-

         ment, the following terms have the meanings indicated:







                   (a)  "Acquiring Person" shall mean any Person who or

         which, together with all Affiliates and Associates of such Per-

         son, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Sub-

         sidiary (as such term is hereinafter defined) of the Company,

         any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursu-

         ant to the terms of any such plan.  Notwithstanding the forego-

         ing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares of the Company by the Com-

         pany which, by reducing the number of Common Shares of the Com-

         pany outstanding, increases the proportionate number of Common

         Shares of the Company beneficially owned by such Person to 20%

         or more of the Common Shares of the Company then outstanding;

         provided, however, that if a Person shall become the Beneficial

         Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the

         Beneficial Owner of any additional Common Shares of the Com-

         pany, then such Person shall be deemed to be an "Acquiring Per-

         son."  Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such










         inadvertently, and such Person divests as promptly as practi-

         cable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such

         Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement unless such Person shall thereafter become the beneficial owner of any additional Common Shares.


                   (b)  "Affiliate" shall have the respective meaning

         ascribed to such term in Rule 12b-2 of the General Rules and

         Regulations under the Exchange Act, as in effect on the date of this Agreement.


                   (c)  "Associate" shall have the respective meaning

         ascribed to such term in Rule 12b-2 of the General Rules and

         Regulations under the Exchange Act, as in effect on the date of this Agreement.


                   (d)  A Person shall be deemed the "Beneficial Owner"

         of and shall be deemed to "beneficially own" any securities:


                   (i)  which such Person or any of such Person's Af-

              filiates or Associates beneficially owns, directly or in-

              directly;


                  (ii)  which such Person or any of such Person's Af-

              filiates or Associates has (A) the right to acquire

              (whether such right is exercisable immediately or only









              after the passage of time) pursuant to any agreement,

              arrangement or understanding (other than customary agree-

              ments with and between underwriters and selling group mem-

              bers with respect to a bona fide public offering of Secu-

              rities), or upon the exercise of conversion rights,

              exchange rights, rights (other than these Rights), war-

              rants or options, or otherwise; provided, however, that a

              Person shall not be deemed the Beneficial Owner of, or to

              beneficially own, Securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or

              any of such Person's Affiliates or Associates until such

              tendered Securities are accepted for purchase or exchange;

              or (B) the right to vote pursuant to any agreement,

              arrangement or understanding; provided, however, that a

              Person shall not be deemed the Beneficial Owner of, or to

              beneficially own, any Security if the agreement, arrange-

              ment or understanding to vote such Security (1) arises

              solely from a revocable proxy or consent given to such

              Person in response to a public proxy or consent solicita-

              tion made pursuant to, and in accordance with, the appli-

              cable rules and regulations promulgated under the Exchange

              Act and (2) is not also then reportable on Schedule 13D

              under the Exchange Act (or any comparable or successor

              report); or












                 (iii)  which are beneficially owned, directly or in-

              directly, by any other Person with which such Person or

              any of such Person's Affiliates or Associates has any

              agreement, arrangement or understanding (other than cus-

              tomary agreements with and between underwriters and sell-

              ing group members with respect to a bona fide public

              offering of securities) for the purpose of acquiring,

              holding, voting (except to the extent contemplated by the

              proviso to Section 1(c)(ii)(B) hereof) or disposing of any securities of the Company.


                   Notwithstanding anything in this definition of "Ben-

         eficial Ownership" to the contrary, the phrase "then outstand-

         ing," when used with reference to a Person's Beneficial Own-

         ership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and out-

         standing which such Person would be deemed to own beneficially hereunder.


                   (e)  "Business Day" shall mean any day other than a

         Saturday, a Sunday, or a day on which banking institutions in

         California are authorized or obligated by law or executive order to close.


                   (f)  "Close of Business" on any given date shall mean

         5:00 P.M., California time, on such date; provided, however,









         that, if such date is not a Business Day, it shall mean 5:00

         P.M., California time, on the next succeeding Business Day.


                   (g)  "closing price" shall have the meaning set forth

         in Section 14(a) hereof.


                   (h)  "Common Shares" when used with reference to the

         Company shall mean the shares of common stock, par value $1.00 per share, of the Company.  "Common Shares" when used with ref-

         erence to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Sub-

         sidiary of another Person, the Person or Persons which ulti-

         mately control such first-mentioned Person.


                   (i)  "Company" shall have the meaning set forth in

         the preamble hereto.


                   (j)  "current market value" shall have the meaning

         set forth in Section 14(a) hereof.


                   (k)  "current per share market price" shall have the

         meaning set forth in Section 11(d) hereof.


                   (l)  "Distribution Date" shall have the meaning set

         forth in Section 3(a) hereof.


                   (m)  "equivalent preferred shares" shall have the

         meaning set forth in Section 11(b) hereof.









                   (n)  "Exchange Act" shall mean the Securities

         Exchange Act of 1934, as amended.


                   (o)  "Exchange Ratio" shall have the meaning set

         forth in Section 24(a) hereof.


                   (p)  "Final Expiration Date" shall have the meaning

         set forth in Section 7 hereof.


                   (q)  "NASDAQ" shall mean the National Association of

         Securities Dealers, Inc. Automated Quotation System.


                   (r)  "Person" shall mean any individual, firm, cor-

         poration or other entity, and shall include any successor (by merger or otherwise) of such entity.


                   (s)  "Preferred Shares" shall mean shares of Series A

         Junior Participating Preferred Stock, par value $1.00 per

         share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.


                   (t)  "Purchase Price" shall have the meaning set

         forth in Section 4 hereof.


                   (u)  "Record Date" shall have the meaning set forth

         in the recitals hereto.













                   (v)  "Redemption Date" shall have the meaning set

         forth in Section 7(a) hereof.


                   (w)  "Redemption Price" shall have the meaning set

         forth in Section 23(a) hereof.


                   (x)  "Right" shall have the meaning set forth in the

         recitals hereto.


                   (y)  "Rights Agent" shall have the meaning set forth

         in the preamble hereto.


                   (z)  "Right Certificates" shall have the meaning set

         forth in Section 3(a) hereof.


                   (aa)  "Security" shall have the meaning set forth in

         Section 11(d) hereof.


                   (bb)  "Shares Acquisition Date" shall mean the first

         date of public announcement by the Company or an Acquiring Per-

         son that an Acquiring Person has become such.


                   (cc)  "Subsidiary" of any Person shall mean any cor-

         poration or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.


                   (dd)  "Summary of Rights" shall have the meaning set

         forth in Section 3(b) hereof.










                   (ee)  "Trading Day" shall have the meaning set forth

         in Section 11(d) hereof.


                   Section 2.  Appointment of Rights Agent.  The Company

         hereby appoints the Rights Agent to act as agent for the Com-

         pany and the holders of the Rights (who, in accordance with

         Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Shares of the Company) in accor-

         dance with the terms and conditions hereof, and the Rights

         Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem nec-

         essary or desirable.


                   Section 3.  Issue of Right Certificates.  (a)  Until

         the earlier of (i) the 10th day after the Shares Acquisition

         Date or (ii) the 10th Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any

         Subsidiary of the Company, any employee benefit plan of the

         Company or of any Subsidiary of the Company or any entity hold-

         ing Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the

         Company, any employee benefit plan of the Company or of any

         Subsidiary of the Company or any entity holding Common Shares










         of the Company for or pursuant to the terms of any such plan)

         to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares of the Company aggregating 20% or more of the then outstanding Common Shares of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of Section 3(b)

         hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certifi-

         cates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (B) the right to receive Right

         Certificates will be transferable only in connection with the transfer of Common Shares of the Company.  As soon as practi-

         cable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail,

         to each record holder of Common Shares of the Company as of the

         Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Cer-

         tificate, evidencing one Right for each Common Share so held,














         in substantially the form of Exhibit B hereto (a "Right Cer-

         tificate").  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.


                   (b)  On the Record Date, or as soon as practicable

         thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Shares, in substantially the form of

         Exhibit C hereto (the "Summary of Rights"), by first-class,

         postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Record Date, at

         the address of such holder shown on the records of the Company.

         With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date,

         the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the

         Summary of Rights attached thereto.  Until the Distribution

         Date (or the earlier of the Redemption Date or the Final Expi-

         ration Date), the surrender for transfer of any certificate for

         Common Shares of the Company outstanding on the Record Date,

         with or without a copy of the Summary of Rights attached

         thereto, shall also constitute the transfer of the Rights asso-

         ciated with the Common Shares represented thereby.


                   (c)  Certificates for Common Shares of the Company

         which become outstanding (including, without limitation, reac-

         quired Common Shares of the Company referred to in the last










         sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following leg-

         end:


              This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agree-ment, dated as of October 23, 1997, between Avery Dennison Corporation and First Chicago Trust Company of New York, as rights agent (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Avery Dennison Corporation. Under certain cir-cumstances, as set forth in the Rights Agreement, such Rights (as defined in the Rights Agreement) will be evi-denced by separate certificates and will no longer be evi-denced by this certificate. Avery Dennison Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person (as defined in the Rights Agreement) who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.


         With respect to such certificates containing the foregoing leg-

         end, until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certifi-

         cates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also con-

         stitute the transfer of the Rights associated with the Common

         Shares of the Company represented thereby.  In the event that the Company purchases or acquires any Common Shares of the Com-

         pany after the Record Date but prior to the Distribution Date,










         any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Com-

         mon Shares of the Company which are no longer outstanding.


                   Section 4.  Form of Right Certificates.  The Right

         Certificates (and the forms of election to purchase Preferred

         Shares and of assignment to be printed on the reverse thereof)

         shall be substantially the same as Exhibit B hereto, and may have such marks of identification or designation and such leg-

         ends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the pro-

         visions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22 hereof, the

         Right Certificates shall entitle the holders thereof to pur-

         chase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"),

         but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as pro-

         vided herein.













                   Section 5.  Countersignature and Registration.  The

         Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its

         President, any of its Vice Presidents or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be at-

         tested by the Secretary or an Assistant Secretary of the Com-

         pany, either manually or by facsimile signature.  The Right

         Certificates shall be manually countersigned by the Rights

         Agent and shall not be valid for any purpose unless counter-

         signed.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights

         Agent and issuance and delivery by the Company, such Right Cer-

         tificates, nevertheless, may be countersigned by the Rights

         Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right

         Certificates had not ceased to be such officer of the Company;

         and any Right Certificate may be signed on behalf of the Com-

         pany by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the

         Company to sign such Right Certificate, although, at the date of the execution of this Rights Agreement, any such individual was not such an officer.












                   Following the Distribution Date, the Rights Agent

         will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of

         Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.


                   Section 6.  Transfer, Split Up, Combination and

         Exchange of Right Certificates; Mutilated, Destroyed, Lost or

         Stolen Right Certificates.  Subject to the provisions of Sec-

         tion 14 hereof, at any time after the Close of Business on the

         Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration

         Date, any Right Certificate or Right Certificates (other than

         Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been ex-

         changed pursuant to Section 24 hereof) may be transferred,

         split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to pur-

         chase a like number of one one-hundredths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desir-

         ing to transfer, split up, combine or exchange any Right Cer-

         tificate or Right Certificates shall make such request in writ-

         ing delivered to the Rights Agent, and shall surrender the









         Right Certificate or Right Certificates to be transferred,

         split up, combined or exchanged at the principal office of the

         Rights Agent.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or

         Right Certificates, as the case may be, as so requested.  The

         Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right

         Certificates.


                   Upon receipt by the Company and the Rights Agent of

         evidence reasonably satisfactory to them of the loss, theft,

         destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reason-

         ably satisfactory to it, and, at the Company's request, reim-

         bursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights

         Agent and cancellation of the Right Certificate if mutilated,

         the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, de-

         stroyed or mutilated.


                   Section 7.  Exercise of Rights; Purchase Price;

         Expiration Date of Rights.  (a)  The registered holder of any

         Right Certificate may exercise the Rights evidenced thereby










         (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the

         Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred

         Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on October 31, 2007 (the

         "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption

         Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.


                   (b)  The Purchase Price for each one one-hundredth of

         a Preferred Share purchasable pursuant to the exercise of a

         Right shall initially be $150, shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of

         America in accordance with paragraph (c) below.


                   (c)  Upon receipt of a Right Certificate representing

         exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right

         Certificate in accordance with Section 9 hereof by certified










         check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A)

         requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such num-

         ber of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent of the Preferred Shares with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Com-

         pany the amount of cash to be paid in lieu of issuance of frac-

         tional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appro-

         priate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.


                   (d)  In case the registered holder of any Right Cer-

         tificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the









         Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.


                   Section 8.  Cancellation and Destruction of Right

         Certificates.  All Right Certificates surrendered for the pur-

         pose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents,

         be delivered to the Rights Agent for cancellation or in can-

         celled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provi-

         sions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the

         Rights Agent shall so cancel and retire, any other Right Cer-

         tificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right

         Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.


                   Section 9.  Availability of Preferred Shares.  The

         Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred

         Shares or any Preferred Shares held in its treasury the number










         of Preferred Shares that will be sufficient to permit the exer-

         cise in full of all outstanding Rights in accordance with Sec-

         tion 7 hereof.  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all

         Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred

         Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.


                   The Company further covenants and agrees that it will

         pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issu-

         ance or delivery of the Right Certificates or of any Preferred

         Shares upon the exercise of Rights.  The Company shall not,

         however, be required to pay any transfer tax which may be pay-

         able in respect of any transfer or delivery of Right Certifi-

         cates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right

         Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for

         Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or











         until it has been established to the Company's reasonable sat-

         isfaction that no such tax is due.


                   Section 10.  Preferred Shares Record Date.  Each Per-

         son in whose name any certificate for Preferred Shares is

         issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred

         Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase

         Price (and any applicable transfer taxes) was made; provided,

         however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Com-

         pany are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred

         Shares transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right

         Certificate shall not be entitled to any rights of a holder of

         Preferred Shares for which the Rights shall be exercisable,

         including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.













                   Section 11.  Adjustment of Purchase Price, Number of

         Shares or Number of Rights.  The Purchase Price, the number of

         Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as pro-

         vided in this Section 11.


                   (a)  (i)  In the event the Company shall at any time

         after the date of this Agreement (A) declare a dividend on the

         Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Pre-

         ferred Shares into a smaller number of Preferred Shares or (D)

         issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as other-

         wise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclas-

         sification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immedi-

         ately prior to such date and at a time when the Preferred

         Shares transfer books of the Company were open, such holder











         would have owned upon such exercise and been entitled to re-

         ceive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.


                  (ii)  Subject to Section 24 hereof, in the event any

         Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result

         obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable and dividing that product by (B)

         50% of the then current per share market price of the Common

         Shares of the Company (determined pursuant to Section 11(d)

         hereof) on the date of the occurrence of such event.  In the event that any Person shall become an Acquiring Person and the

         Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits in-

         tended to be afforded by the Rights.











                   From and after the occurrence of such event, any

         Rights that are or were acquired or beneficially owned by any

         Acquiring Person (or any Associate or Affiliate of such Ac-

         quiring Person) shall be void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights ben-

         eficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or

         Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such

         Acquiring Person, Associate or Affiliate; and any Right Cer-

         tificate delivered to the Rights Agent for transfer to an

         Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.


                 (iii)  In the event that there shall not be sufficient

         Common Shares issued but not outstanding or authorized but un-

         issued to permit the exercise in full of the Rights in accor-

         dance with subparagraph (ii) above, the Company shall take all such action as may be necessary to authorize additional Common

         Shares for issuance upon exercise of the Rights.  In the event the Company shall, after good faith effort, be unable to take











         all such action as may be necessary to authorize such addi-

         tional Common Shares, the Company shall substitute, for each

         Common Share that would otherwise be issuable upon exercise of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.


                   (b)  In case the Company shall fix a record date for

         the issuance of rights, options or warrants to all holders of

         Preferred Shares entitling them (for a period expiring within

         45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights,

         privileges and preferences as the Preferred Shares ("equivalent preferred shares")) or Securities convertible into Preferred

         Shares or equivalent preferred shares at a price per Preferred

         Share or equivalent preferred share (or having a conversion price per share, if a Security convertible into Preferred

         Shares or equivalent preferred shares) less than the then cur-

         rent per share market price of the Preferred Shares on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase

         Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Pre-

         ferred Shares outstanding on such record date plus the number









         of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conver-

         sion price of the convertible Securities so to be offered)

         would purchase at such current market price and the denominator of which shall be the number of Preferred Shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscrip-

         tion or purchase (or into which the convertible Securities so to be offered are initially convertible); provided, however,

         that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exer-

         cise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Com-

         pany, whose determination shall be described in a statement filed with the Rights Agent.  Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and,

         in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase












         Price which would then be in effect if such record date had not been fixed.


                   (c)  In case the Company shall fix a record date for

         the making of a distribution to all holders of the Preferred

         Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continu-

         ing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a divi-

         dend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof),

         the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect imme-

         diately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a state-

         ment filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred

         Share and the denominator of which shall be such then current per share market price of the Preferred Shares; provided, how-

         ever, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon









         exercise of one Right.  Such adjustments shall be made suc-

         cessively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.


                   (d)  (i)  For the purpose of any computation here-

         under, the "current per share market price" of any security (a

         "Security") for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trad-

         ing Days immediately prior to such date; provided, however,

         that, in the event that the current per share market price of the Security is determined during a period following the an-

         nouncement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Secu-

         rity or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the

         ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassifica-

         tion, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The clos-

         ing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the









         average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transac-

         tion reporting system with respect to Securities listed or admitted to trading on the New York Stock Exchange or, if the

         Security is not listed or admitted to trading on the New York

         Stock Exchange, as reported in the principal consolidated

         transaction reporting system with respect to Securities listed on the principal national securities exchange on which the

         Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the aver-

         age of the high bid and low asked prices in the

         over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Direc-

         tors of the Company.  The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a

         Business Day.


                  (ii)  For the purpose of any computation hereunder,

         the "current per share market price" of the Preferred Shares









         shall be determined in accordance with the method set forth in

         Section 11(d)(i) hereof.  If the Preferred Shares are not pub-

         licly traded, the "current per share market price" of the Pre-

         ferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares as determined pur-

         suant to Section 11(d)(i) hereof (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one hundred.

         If neither the Common Shares nor the Preferred Shares are pub-

         licly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the

         Rights Agent.


                   (e)  No adjustment in the Purchase Price shall be

         required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, how-

         ever, that any adjustments which by reason of this Section

         11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calcula-

         tions under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Share or one ten-thousandth of any other share or Security as the case may

         be.  Notwithstanding the first sentence of this Section 11(e),

         any adjustment required by this Section 11 shall be made no









         later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.


                   (f)  If, as a result of an adjustment made pursuant

         to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capi-

         tal stock of the Company other than Preferred Shares, thereaf-

         ter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a) through (c) hereof, inclusive, and the provi-

         sions of Sections 7, 9, 10 and 13 hereof with respect to the

         Preferred Shares shall apply on like terms to any such other shares.


                   (g)  All Rights originally issued by the Company sub-

         sequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase

         Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the

         Rights, all subject to further adjustment as provided herein.


                   (h)  Unless the Company shall have exercised its

         election as provided in Section 11(i) hereof, upon each adjust-

         ment of the Purchase Price as a result of the calculations made









         in Sections 11(b) and (c) hereof, each Right outstanding imme-

         diately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price,

         that number of one one-hundredths of a Preferred Share (cal-

         culated to the nearest one one-millionth of a Preferred Share)

         obtained by (i) multiplying (A) the number of one

         one-hundredths of a share covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immedi-

         ately prior to such adjustment of the Purchase Price and (ii)

         dividing the product so obtained by the Purchase Price in

         effect immediately after such adjustment of the Purchase Price.


                   (i)  The Company may elect, on or after the date of

         any adjustment of the Purchase Price, to adjust the number of

         Rights in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exer-

         cise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a

         Right was exercisable immediately prior to such adjustment.

         Each Right held of record prior to such adjustment of the num-

         ber of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Pur-

         chase Price in effect immediately prior to adjustment of the

         Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make









         a public announcement of its election to adjust the number of

         Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.

         This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as prac-

         ticable, cause to be distributed to holders of record of Right

         Certificates on such record date Right Certificates evidencing,

         subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment,

         or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the

         Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.

         Right Certificates so to be distributed shall be issued, ex-

         ecuted and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of

         Right Certificates on the record date specified in the public announcement.












                   (j)  Irrespective of any adjustment or change in the

         Purchase Price or in the number of one one-hundredths of a Pre-

         ferred Share issuable upon the exercise of the Rights, the

         Right Certificates theretofore and thereafter issued may con-

         tinue to express the Purchase Price and the number of one

         one-hundredths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.


                   (k)  Before taking any action that would cause an

         adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corpo-

         rate action which may, in the opinion of its counsel, be neces-

         sary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted

         Purchase Price.


                   (l)  In any case in which this Section 11 shall re-

         quire that an adjustment in the Purchase Price be made effec-

         tive as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis










         of the Purchase Price in effect prior to such adjustment; pro-

         vided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such

         holder's right to receive such additional shares upon the

         occurrence of the event requiring such adjustment.


                   (m)  Anything in this Section 11 to the contrary not-

         withstanding, the Company shall be entitled to make such reduc-

         tions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advis-

         able in order that any consolidation or subdivision of the Pre-

         ferred Shares, issuance wholly for cash of any Preferred Shares at less than the current market price, issuance wholly for cash of Preferred Shares or securities which by their terms are con-

         vertible into or exchangeable for Preferred Shares, dividends on Preferred Shares payable in Preferred Shares or issuance of rights, options or warrants referred to in Section 11(b)

         hereof, hereafter made by the Company to holders of the Pre-

         ferred Shares shall not be taxable to such stockholders.


                   (n)  In the event that, at any time after the date of

         this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares pay-

         able in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or










         otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of one one-hundredths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one

         one-hundredths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common

         Shares outstanding immediately after such event, and (B) each

         Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each

         Common Share outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.


                   Section 12.  Certificate of Adjusted Purchase Price

         or Number of Shares.  Whenever an adjustment is made as pro-

         vided in Section 11 or 13 hereof, the Company shall promptly

         (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,

         (b) file with the Rights Agent and with each transfer agent for













         the Common Shares or the Preferred Shares a copy of such cer-

         tificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.


                   Section 13.  Consolidation, Merger or Sale or

         Transfer of Assets or Earning Power.  In the event, directly or indirectly, at any time after a Person has become an Acquiring

         Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the

         Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions,

         assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the num-

         ber of one one-hundredths of a Preferred Share for which a









         Right is then exercisable, in accordance with the terms of this

         Agreement and in lieu of Preferred Shares, such number of Com-

         mon Shares of such other Person (including the Company as suc-

         cessor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Pur-

         chase Price by the number of one one-hundredths of a Preferred

         Share for which a Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or trans-

         fer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Sec-

         tion 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.  The Company shall not consummate any such consoli-

         dation, merger, sale or transfer unless, prior thereto, the

         Company and such issuer shall have executed and delivered to










         the Rights Agent a supplemental agreement so providing.  The

         Company shall not enter into any transaction of the kind re-

         ferred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities out-

         standing or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.


                   Section 14.  Fractional Rights and Fractional Shares.

         (a)  The Company shall not be required to issue fractions of

         Rights or to distribute Right Certificates which evidence frac-

         tional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the "current market value" of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The "closing price" for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the clos-

         ing bid and asked prices, regular way, in either case, as









         reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as

         reported in the principal consolidated transaction reporting system with respect to securities listed on the principal

         national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admit-

         ted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as

         reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organiza-

         tion, the average of the closing bid and asked prices as fur-

         nished by a professional market maker making a market in the

         Rights selected by the Board of Directors of the Company.  If on any such date no such market maker is making a market in the

         Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.


                   (b)  The Company shall not be required to issue frac-

         tions of Preferred Shares (other than fractions which are inte-

         gral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evi-

         dence fractional Preferred Shares (other than fractions which









         are integral multiples of one one-hundredth of a Preferred

         Share).  Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts.  In lieu of fractional Preferred

         Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exer-

         cised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share.

         For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Pre-

         ferred Share (as determined pursuant to the second sentence of

         Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.


                   (c)  The holder of a Right, by the acceptance of the

         Right, expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a

         Right (except as provided above).











                   Section 15.  Rights of Action.  All rights of action

         in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates

         (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Cer-

         tificate (or, prior to the Distribution Date, of the Common

         Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distri-

         bution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right

         Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an ad-

         equate remedy at law for any breach of this Agreement, and will be entitled to specific performance of the obligations under,

         and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.


                   Section 16.  Agreement of Right Holders.  Every

         holder of a Right, by accepting the same, consents and agrees











         with the Company and the Rights Agent and with every other holder of a Right that:


                   (a)  prior to the Distribution Date, the Rights will

         be transferable only in connection with the transfer of the

         Common Shares;


                   (b)  after the Distribution Date, the Right Certifi-

         cates are transferable only on the registry books of the Rights

         Agent if surrendered at the principal office of the Rights

         Agent, duly endorsed or accompanied by a proper instrument of transfer; and


                   (c)  the Company and the Rights Agent may deem and

         treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certifi-

         cate) is registered as the absolute owner thereof and of the

         Rights evidenced thereby (notwithstanding any notations of own-

         ership or writing on the Right Certificate or the associated

         Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any

         notice to the contrary.


                   Section 17.  Right Certificate Holder Not Deemed a

         Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for










         any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall any-

         thing contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such,

         any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter sub-

         mitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or sub-

         scription rights, or otherwise, until the Right or Rights evi-

         denced by such Right Certificate shall have been exercised in accordance with the provisions hereof.


                   Section 18.  Concerning the Rights Agent.  The Com-

         pany agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the admin-

         istration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without neg-

         ligence, bad faith or willful misconduct on the part of the

         Rights Agent, for anything done or omitted by the Rights Agent









         in connection with the acceptance and administration of this

         Agreement, including the costs and expenses of defending

         against any claim of liability in the premises.


                   The Rights Agent shall be protected and shall incur

         no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this

         Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securi-

         ties of the Company, instrument of assignment or transfer,

         power of attorney, endorsement, affidavit, letter, notice,

         direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, ex-

         ecuted and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of coun-

         sel as set forth in Section 20 hereof.


                   Section 19.  Merger or Consolidation or Change of

         Name of Rights Agent.  Any corporation into which the Rights

         Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any suc-

         cessor Rights Agent shall be a party, or any corporation suc-

         ceeding to the stock transfer or corporate trust powers of the

         Rights Agent or any successor Rights Agent, shall be the suc-

         cessor to the Rights Agent under this Agreement without the










         execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights

         Agent may adopt the countersignature of the predecessor Rights

         Agent and deliver such Right Certificates so countersigned;

         and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights

         Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


                   In case at any time the name of the Rights Agent

         shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights

         Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Cer-

         tificates either in its prior name or in its changed name; and,











         in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.


                   Section 20.  Duties of Rights Agent.  The Rights

         Agent undertakes the duties and obligations imposed by this

         Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:


                   (a)  The Rights Agent may consult with legal counsel

         (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and pro-

         tection to the Rights Agent, as to any action taken or omitted by it in good faith and in accordance with such opinion.


                   (b)  Whenever in the performance of its duties under

         this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder,

         such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclu-

         sively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer,

         the President, any Vice President, the Treasurer or the Secre-

         tary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for











         any action taken or suffered in good faith by it under the pro-

         visions of this Agreement in reliance upon such certificate.


                   (c)  The Rights Agent shall be liable hereunder to

         the Company and any other Person only for its own negligence,

         bad faith or willful misconduct.


                   (d)  The Rights Agent shall not be liable for or by

         reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same,

         but all such statements and recitals are and shall be deemed to have been made by the Company only.


                   (e)  The Rights Agent shall not be under any respon-

         sibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof);

         nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any

         Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights be-

         coming void pursuant to Section 11(a)(ii) hereof) or any ad-

         justment in the terms of the Rights (including the manner,

         method or amount thereof) provided for in Section 3, 11, 13, 23 or 24 hereof, or the ascertaining of the existence of facts









         that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certifi-

         cates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or res-

         ervation of any Preferred Shares to be issued pursuant to this

         Agreement or any Right Certificate or as to whether any Pre-

         ferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.


                   (f)  The Company agrees that it will perform, ex-

         ecute, acknowledge and deliver or cause to be performed, ex-

         ecuted, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the

         Rights Agent of the provisions of this Agreement.


                   (g)  The Rights Agent is hereby authorized and di-

         rected to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the

         Board, the Chief Executive Officer, the President, any Vice

         President, the Secretary or the Treasurer of the Company, and

         to apply to such officers for advice or instructions in con-

         nection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with












         instructions of any such officer or for any delay in acting while waiting for those instructions.


                   (h)  The Rights Agent and any stockholder, director,

         officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the

         Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capac-

         ity for the Company or for any other legal entity.


                   (i)  The Rights Agent may execute and exercise any of

         the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or

         agents, and the Rights Agent shall not be answerable or ac-

         countable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company result-

         ing from any such act, default, neglect or misconduct, provided that reasonable care was exercised in the selection and contin-

         ued employment thereof.


                   Section 21.  Change of Rights Agent.  The Rights

         Agent or any successor Rights Agent may resign and be dis-

         charged from its duties under this Agreement upon 30 days'

         notice in writing mailed to the Company and to each transfer









         agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing,

         mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or

         Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail.  If the

         Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a succes-

         sor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapaci-

         tated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent

         jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing busi-

         ness under the laws of the United States or of the State of

         California (or of any other state of the United States so long as such corporation is authorized to do business as a banking












         institution in the State of California), in good standing, hav-

         ing an office in the State of California, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsi-

         bilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed neces-

         sary for the purpose.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the

         Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights

         Agent, as the case may be.


                   Section 22.  Issuance of New Right Certificates.

         Notwithstanding any of the provisions of this Agreement or of









         the Rights to the contrary, the Company may, at its option,

         issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or prop-

         erty purchasable under the Right Certificates made in accor-

         dance with the provisions of this Agreement.


                   Section 23.  Redemption.  (a)  The Board of Directors

         of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").  The redemption of the

         Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.


                   (b)  Immediately upon the action of the Board of

         Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the










         holders of Rights shall be to receive the Redemption Price.

         The Company shall promptly give public notice of any such

         redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the

         Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last ad-

         dresses as they appear upon the registry books of the Rights

         Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given,

         whether or not the holder receives the notice.  Each such

         notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or pur-

         chase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Com-

         mon Shares prior to the Distribution Date.


                   Section 24.  Exchange.  (a)  The Board of Directors

         of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include











         Rights that have become void pursuant to the provisions of Sec-

         tion 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to re-

         flect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").  Notwith-

         standing the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the

         Company, any employee benefit plan of the Company or any such

         Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of

         50% or more of the Common Shares then outstanding.


                   (b)  Immediately upon the action of the Board of

         Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common

         Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however,

         that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly









         shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of ex-

         change will state the method by which the exchange of the Com-

         mon Shares for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be ex-

         changed.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof)

         held by each holder of Rights.


                   (c)  In the event that there shall not be sufficient

         Common Shares issued but not outstanding or authorized but un-

         issued to permit any exchange of Rights as contemplated in ac-

         cordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common

         Shares for issuance upon exchange of the Rights.  In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such addi-

         tional Common Shares, the Company shall substitute, for each

         Common Share that would otherwise be issuable upon exchange of a Right, a number of Preferred Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such number or fraction is equal to the current









         per share market price of one Common Share as of the date of issuance of such Preferred Shares or fraction thereof.


                   (d)  The Company shall not be required to issue frac-

         tions of Common Shares or to distribute certificates which evi-

         dence fractional Common Shares.  In lieu of such fractional

         Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional

         Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share.  For the purposes of this paragraph (d),

         the current market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Sec-

         tion 24.


                   Section 25.  Notice of Certain Events.  (a)  In case

         the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of the Preferred Shares or to make any other distribution to the holders of the Preferred

         Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of the Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights












         or options, (iii) to effect any reclassification of the Pre-

         ferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transac-

         tions, of 50% or more of the assets or earning power of the

         Company and its Subsidiaries (taken as a whole) to, any other

         Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a sub-

         division, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in

         Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Sec-

         tion 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock divi-

         dend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale,

         transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days












         prior to the record date for determining holders of the Pre-

         ferred Shares for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred

         Shares, whichever shall be the earlier.


                   (b)  In case the event set forth in Section 11(a)(ii)

         hereof shall occur, then the Company shall, as soon as practi-

         cable thereafter, give to each holder of a Right Certificate,

         in accordance with Section 26 hereof, a notice of the occur-

         rence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Sec-

         tion 11(a)(ii) hereof.


                   Section 26.  Notices.  Notices or demands authorized

         by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail,

         postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:


                        Avery Dennison Corporation
                        150 North Orange Grove Boulevard
                        Pasadena, California 91103
                        Attention:  Corporate Secretary


         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the









         Company or by the holder of any Right Certificate to or on the

         Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:


                        First Chicago Trust Company of New York
                        525 Washington Boulevard
                        Suite 4660
                        Jersey City, New Jersey 07310
                        Attention: Tender & Exchange Administration


         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

         Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


                   Section 27.  Supplements and Amendments.  The Company

         may from time to time supplement or amend this Agreement with-

         out the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; pro-

         vided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be









         amended in any manner which would adversely affect the inter-

         ests of the holders of Rights.  Without limiting the foregoing,

         the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof to not less than the greater of (a) the sum of .001% and the largest percentage of the outstanding Common Shares then known by the

         Company to be beneficially owned by any Person (other than the

         Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan) and (b) 10%.


                   Section 28.  Successors.  All the covenants and pro-

         visions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


                   Section 29.  Benefits of this Agreement.  Nothing in

         this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date,

         the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and












         the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).


                   Section 30.  Severability.  If any term, provision,

         covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, cov-

         enants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


                   Section 31.  Governing Law.  This Agreement and each

         Right Certificate issued hereunder shall be deemed to be a con-

         tract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.


                   Section 32.  Counterparts.  This Agreement may be

         executed in any number of counterparts and each of such coun-

         terparts shall for all purposes be deemed to be an original,

         and all such counterparts shall together constitute but one and the same instrument.


                   Section 33.  Descriptive Headings.  Descriptive head-

         ings of the several Sections of this Agreement are inserted for












         convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
























































                   IN WITNESS WHEREOF, the parties hereto have caused

         this Agreement to be duly executed and attested, all as of the day and year first above written.


                                          AVERY DENNISON CORPORATION

         Attest:


         By                               By
           Name:                            Name:
           Title:                           Title:



                                          FIRST CHICAGO TRUST COMPANY
                                            OF NEW YORK

         Attest:


         By                               By
           Name:                            Name:
           Title:                           Title:
































                                                               Exhibit A



                                       FORM

                                        of

                           CERTIFICATE OF DESIGNATIONS

                                        of

                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                        of

                            AVERY DENNISON CORPORATION

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)




                   Avery Dennison Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certi-fies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on October 23, 1997:

                   RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (here-inafter called the "Board of Directors" or the "Board") in ac-cordance with the provisions of the Certificate of Incorpora-tion, the Board of Directors hereby creates a series of Pre-ferred Stock, par value $1.00 per share, of the Corporation (the "Preferred Stock") and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                   Series A Junior Participating Preferred Stock:

                   Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Partici-pating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock
         shall be [          ].  Such number of shares may be increased
         or decreased by resolution of the Board of Directors; provided,









         that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                   Section 2.  Dividends and Distributions.

                   (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Pre-ferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1.00 per share (the "Common Stock"), of the Corporation, and of any other jun-ior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and Decem-ber in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first is-suance of a share or fraction of a share of Series A Pre-ferred Stock, in an amount per share (rounded to the near-est cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash divi-dends, and 100 times the aggregate per share amount (pay-able in kind) of all non-cash dividends or other distribu-tions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quar-terly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combi-nation or consolidation of the outstanding shares of Com-mon Stock (by reclassification or otherwise than by pay-ment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a frac-tion, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and









              the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                   (B) The Corporation shall declare a dividend or dis-tribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it de-clares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a divi-dend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Divi-dend Payment Date.

                   (C) Dividends shall begin to accrue and be cumula-tive on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Pay-ment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Pre-ferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determi-nation of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                   Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                   (A) Subject to the provision for adjustment here-inafter set forth, each share of Series A Preferred Stock










              shall entitle the holder thereof to 100 votes on all mat-ters submitted to a vote of the stockholders of the Corpo-ration. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combi-nation or consolidation of the outstanding shares of Com-mon Stock (by reclassification or otherwise than by pay-ment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were enti-tled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were out-standing immediately prior to such event.

                   (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                   (C) Except as set forth herein, or as otherwise pro-vided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                   Section 4.  Certain Restrictions.

                   (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corpo-ration shall not:

                      (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolu-tion or winding up) to the Series A Preferred Stock;











                     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Pre-ferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in propor-tion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dis-solution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to divi-dends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Direc-tors, after consideration of the respective annual dividend rates and other relative rights and prefer-ences of the respective series and classes, shall determine in good faith will result in fair and equi-table treatment among the respective series or classes.

                   (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
              Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                   Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corpo-ration in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions










         on issuance set forth herein, in the Certificate of Incorpora-tion, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                   Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corpo-ration, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Pre-ferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and dis-tributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment here-inafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distribu-tions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Com-mon Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Pre-ferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock out-standing immediately after such event and the denominator of which is the number of shares of Common Stock that were out-standing immediately prior to such event.

                   Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combi-nation or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, sub-ject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities,









         cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock pay-able in shares of Common Stock, or effect a subdivision or com-bination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock out-standing immediately after such event and the denominator of which is the number of shares of Common Stock that were out-standing immediately prior to such event.

                   Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

                   Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distri-bution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                   Section 10. Amendment. The Certificate of Incor-poration of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                   IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chairman of the Board and attested by its Secretary this 23rd day of October, 1997.




                                       Name:
                                       Title:  Chairman of the Board


         Attest:


         Secretary










                                                             Exhibit B



                            Form of Right Certificate


         Certificate No. R-                                   ___Rights



                  NOT EXERCISABLE AFTER          , 2007 OR EARLIER IF
                  REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUB-JECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.


                                Right Certificate

                            AVERY DENNISON CORPORATION


                   This certifies that                     , or regis-
         tered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, sub-ject to the terms, provisions and conditions of the Rights Agreement, dated as of October 23, 1997 (the "Rights Agree-ment"), between Avery Dennison Corporation, a Delaware corpora-tion (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., California time, on October 31, 2007 at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Shares"), at a purchase price of $150 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certif-icate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of Decmber 3, 1997, based on the Pre-ferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate









         are subject to modification and adjustment upon the happening of certain events.

                   This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agree-ment reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immuni-ties hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

                   This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certifi-cate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exer-cised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certifi-cates for the number of whole Rights not exercised.

                   Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be re-deemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Preferred Shares or shares of the Company's Common Stock, par value $1.00 per share.

                   No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hun-dredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

                   No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter sub-mitted to stockholders at any meeting thereof, or to give or









         withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                   This Right Certificate shall not be valid or obliga-tory for any purpose until it shall have been countersigned by the Rights Agent.

                   WITNESS the facsimile signature of the proper offic-ers of the Company and its corporate seal. Dated as of
                   , 1997.


         ATTEST:                            AVERY DENNISON CORPORATION



                                            By
         Name:                                Name:
         Title:                               Title:



         Countersigned:


         FIRST CHICAGO TRUST COMPANY
           OF NEW YORK


         By
           Name:
           Title:























                    Form of Reverse Side of Right Certificate


                                FORM OF ASSIGNMENT


                 (To be executed by the registered holder if such
                holder desires to transfer the Right Certificate.)


                   FOR VALUE RECEIVED
         hereby sells, assigns and transfers unto

                  (Please print name and address of transferee)

         this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and
         appoint                      Attorney, to transfer the within
         Right Certificate on the books of the within-named Company, with full power of substitution.


         Dated:                        , 199



                                       Signature



         Signature Guaranteed:

                   Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Na-tional Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         -----------------------------------------------------------------------

                   The undersigned hereby certifies that the Rights evi-denced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                       Signature

         -----------------------------------------------------------------------









              Form of Reverse Side of Right Certificate -- continued


                           FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                  Rights represented by the Right Certificate.)


         To:  AVERY DENNISON CORPORATION

                   The undersigned hereby irrevocably elects to exercise
                                     Rights represented by this Right
         Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

         Please insert social security
         or other identifying number


                         (Please print name and address)


         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the bal-ance remaining of such Rights shall be registered in the name of and delivered to:

         Please insert social security
         or other identifying number


                         (Please print name and address)


         Dated:                    , 199



                                       Signature


















         Signature Guaranteed:

                   Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Na-tional Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.




















































              Form of Reverse Side of Right Certificate -- continued

         -----------------------------------------------------------------------

                   The undersigned hereby certifies that the Rights evi-denced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).




                                       Signature

         -----------------------------------------------------------------------



                                      NOTICE

                   The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                   In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.


























                                                                  Exhibit C




                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED SHARES


                   On October 23, 1997, the Board of Directors of Avery Dennison Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share, of the Com-pany (the "Common Shares"). The dividend is payable on Decem-ber 3, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Shares") at a price of $150 per one one-hundredth of a Preferred Share (the "Pur-chase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York (successor trustee to First Interstate Bank of California), as Rights Agent (the "Rights Agent").

                   Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired ben-eficial ownership of 20% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or ex-change offer the consummation of which would result in the ben-eficial ownership by a person or group of 20% or more of the outstanding Common Shares (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with re-spect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

                   The Rights Agreement provides that, until the Dis-tribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemp-tion or expiration of the Rights), new Common Share certifi-cates issued after the Record Date upon transfer or new issu-ance of Common Shares will contain a notation incorporating the







         Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also con-stitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidenc-ing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                   The Rights are not exercisable until the Distribution Date. The Rights will expire on October 31, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

                   The Purchase Price payable, and the number of Pre-ferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Pre-ferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                   The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, con-solidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

                   Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of









         $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

                   Because of the nature of the Preferred Shares' div-idend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exer-cise of each Right should approximate the value of one Common Share.

                   In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such trans-action will have a market value of two times the exercise price of the Right. In the event that any person or group of affili-ated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

                   At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

                   With certain exceptions, no adjustment in the Pur-chase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.
         No fractional Preferred Shares will be issued (other than frac-tions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be










         evidenced by depositary receipts) and, in lieu thereof, an ad-justment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                   At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial own-ership of 20% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                   The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresh-olds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Com-mon Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and
         (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

                   Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, in-cluding, without limitation, the right to vote or to receive dividends.

                   A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Reg-
         istration Statement on Form 8-A dated October   , 1997.  A copy
         of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not pur-port to be complete and is qualified in its entirety by refer-ence to the Rights Agreement, which is hereby incorporated herein by reference.










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